Exhibit (a)(1)(C)

Letter of Transmittal

to Tender Shares of

8.25% Series B Cumulative Redeemable Preferred Stock at a Purchase Price of $26.50 per Share

of

STRATEGIC HOTELS & RESORTS, INC.

Pursuant to the Offer to Purchase

Dated November 7, 2011

THE OFFERS (AS DEFINED BELOW) WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 7, 2011, UNLESS EXTENDED OR EARLIER TERMINATED (SUCH DATE, AS IT MAY BE EXTENDED WITH RESPECT TO EACH OFFER, THE “EXPIRATION DATE”). THE SHARES MAY BE WITHDRAWN AT ANY TIME AT OR PRIOR TO THE EXPIRATION DATE. OUR OBLIGATION TO ACCEPT FOR PURCHASE AND TO PAY FOR SHARES VALIDLY TENDERED AND NOT PROPERLY WITHDRAWN IS CONDITIONED ON THE SATISFACTION OF CERTAIN CONDITIONS, INCLUDING THE MINIMUM TENDER CONDITION.

The Depositary for the Offers is:

BNY Mellon Shareowner Services

By First Class Mail: BNY Mellon Shareowner Services Attn: Corporate Actions Dept., 27th Floor P.O. Box 3301 South Hackensack, NJ 07606	By Hand or Overnight Courier: BNY Mellon Shareowner Services Attn: Corporate Actions Dept., 27th Floor 480 Washington Boulevard Jersey City, NJ 07310

Delivery of this Letter of Transmittal to an address other than as set forth above does not constitute a valid delivery to the Depositary.

The instructions set forth in this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed.

This Letter of Transmittal need not be completed by holders tendering shares by ATOP (as hereinafter defined).

This Letter of Transmittal and the instructions hereto (this “Letter of Transmittal”) and the Offer to Purchase, dated November 7, 2011 (the “Offer to Purchase”), relate to the offers by Strategic Hotels & Resorts, Inc. (“Strategic” or the “Company”) to purchase for cash up to 4,716,981 shares in the aggregate (the “Maximum Number of Shares”) of its issued and outstanding: (i) 8.25% Series C Cumulative Redeemable Preferred Stock, $0.01 par value per share (the “Series C Shares”), at a purchase price of $26.50 per share, net to the seller in cash, less any applicable withholding taxes and without interest or accrued and unpaid dividends (the “Series C Offer”); (ii) 8.25% Series B Cumulative Redeemable Preferred Stock, $0.01 par value per share (the “Series B Shares”), at a purchase price of $26.50 per share, net to the seller in cash, less any applicable withholding taxes and without interest or accrued and unpaid dividends (the “Series B Offer”); and (iii) 8.50% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share (the “Series A Shares” and, together with the Series C Shares and the Series B Shares, the “Preferred Shares”), at a purchase price of $26.70 per share, net to the seller in cash, less any applicable withholding taxes and without interest or accrued and unpaid dividends (the “Series A Offer” and, together with the Series C Offer and the Series B Offer, the “Offers”). The Offers, proration periods and withdrawal rights will expire at 5:00 p.m., New York City time on December 7, 2011, unless the Offers are extended or earlier terminated. Capitalized terms used but not defined herein have the meanings assigned to them in the Offer to Purchase.

If the aggregate number of Preferred Shares that are validly tendered and not properly withdrawn as of the Expiration Date exceeds the Maximum Number of Shares or the maximum number of shares specified for a particular series of Preferred Shares in the “Maximum Number of Shares of Series That May Be Purchased” column of the table below (the “Maximum Series Amount”), we will accept for purchase that number of Preferred Shares that does not result in our purchasing more than the Maximum Number of Shares or a Maximum Series Amount. In that event, the Preferred Shares will be accepted for purchase in accordance with the Acceptance Priority Levels specified in the table below (in numerical priority order) and may be subject to proration, as described in the Offer to Purchase.

Acceptance Priority Level	Series of Preferred Shares	NYSE Ticker Symbol	CUSIP No(s).	Number of Shares Outstanding	Maximum Number of Shares of Series That May Be Purchased	Offer Price Per Share
1	Series C Shares	BEEPRC	86272T 502	5,750,000	4,716,981	$26.50
2	Series B Shares	BEEPRB	86272T 403	4,600,000	4,400,000	$26.50
3	Series A Shares	BEEPRA	86272T 304 86272T 205	4,488,750	4,288,750	$26.70

This Letter of Transmittal may be used by a holder who desires to tender Series B Shares pursuant to the Series B Offer. Only Series B Shares validly tendered and not withdrawn as of the Expiration Date will be accepted for tender. If a broker, dealer, commercial bank, trust company or other nominee holds your Series B Shares, such nominee may have an earlier deadline for accepting tenders of Series B Shares. Holders should promptly contact such broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Series B Offer.

All of the Series B Shares are held in book-entry form, and all of the Series B Shares are currently represented by one or more global certificates held for the account of The Depository Trust Company (“DTC”). Pursuant to authority granted by DTC, if you are a DTC participant which has Series B Shares credited to your DTC account, you may directly tender your Series B Shares in the Series B Offer as though you were a registered holder of Series B Shares. DTC participants that wish to accept the Series B Offer may tender their Series B Shares by (i) validly transmitting their acceptance to DTC through DTC’s Automated Tender Offer Program (“ATOP”) or (ii) completing, signing and dating this Letter of Transmittal according to the instructions set forth in the Offer to Purchase and this Letter of Transmittal, having the signature on this Letter of Transmittal guaranteed if this Letter of Transmittal so requires and mailing or delivering this Letter of Transmittal or a facsimile hereof together with any other required documents to the Depositary at its address set forth in this Letter of Transmittal. In addition, either:

•	the Depositary must receive, prior to the Expiration Date, a properly transmitted Agent’s Message (as hereinafter defined) for such Series B Shares; or

•

the Depositary must receive, prior to the Expiration Date, a timely confirmation of book-entry transfer of such Series B Shares into the Depositary’s account at DTC according to the procedure for book-entry transfer described below, this Letter of Transmittal and any other documents required by this Letter of Transmittal.

The Depositary and DTC have confirmed that the Series B Shares are eligible to be tendered through ATOP. To tender the Series B Shares, DTC participants may, in lieu of physically completing and delivering this Letter of Transmittal and delivering it to the Depositary, electronically transmit their acceptance through ATOP, and DTC will then verify the acceptance, execute a book-entry delivery to the Depositary’s account at DTC and send an Agent’s Message to the Depositary for its acceptance. The confirmation of a book-entry transfer into the Depositary’s account at DTC as described above is referred to herein as a “Book-Entry Confirmation.” Delivery of documents to DTC does not constitute delivery to the Depositary. The term “Agent’s Message” as used herein means a message transmitted by DTC to, and received by, the Depositary and forming a part of the Book-Entry Confirmation, which states that DTC has received an express acknowledgment from the DTC participant described in such Agent’s Message, stating that such participant has received and agrees to be bound by the terms and conditions of the Series B Offer as set forth in the Offer to Purchase and this Letter of Transmittal, and that the Company may enforce such agreement against such participant.

Tenders of Series B Shares may be withdrawn at any time prior to the Expiration Date. For a withdrawal of Series B Shares to be effective, the Depositary must receive a written or facsimile transmission containing a notice of withdrawal or a properly transmitted “Request Message” through ATOP, in the case of DTC participants, before the Expiration Date. Any such notice of withdrawal must (i) specify the name of the holder who tendered the Series B Shares to be withdrawn, (ii) contain a description of the Series B Shares to be withdrawn and the number of Series B Shares, (iii) contain a statement that such holder of Series B Shares is withdrawing the election to tender their Series B Shares, and (iv) be signed by the holder of such Series B Shares in the same manner as the original signature on the Letter of Transmittal, including any required signature guarantees (or, in the case of the Series B Shares tendered by a DTC participant through ATOP, be signed by such participant in the same manner as the participant’s name is listed on the Agent’s Message), or be accompanied by evidence satisfactory to the Company that the person withdrawing the tender has succeeded to the beneficial ownership of the Series B Shares. In the event that the Series B Offer is withdrawn, terminated or otherwise not completed, no consideration will be paid for any of the validly tendered Series B Shares, and any Series B Shares tendered by you will be credited to your account.

The Series B Offer is made upon the terms and subject to the conditions set forth in the Offer to Purchase and this Letter of Transmittal. Holders should carefully review such information.

The Series B Offer is not being made to, nor will tenders of any Series B Shares be accepted from or on behalf of, holders in any jurisdiction in which the making or acceptance of the Series B Offer would not be in compliance with the laws of such jurisdiction.

If you hold your Series B Series through a broker, dealer, commercial bank, trust company or other nominee, you should contact such nominee promptly and instruct them to tender Series B Shares on your behalf. The instructions included with this Letter of Transmittal must be followed.

Holders who wish to tender their Series B Shares using this Letter of Transmittal must complete the box below entitled “Method of Delivery” and the “Description of Series B Shares Tendered” and sign in the appropriate box below.

METHOD OF DELIVERY

☐	CHECK HERE IF TENDERED SERIES B SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO AN ACCOUNT MAINTAINED BY THE DEPOSITARY WITH THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING (ONLY PARTICIPANTS IN THE BOOK-ENTRY TRANSFER FACILITY MAY DELIVER SHARES BY BOOK-ENTRY TRANSFER):

Name of Tendering Institution:

DTC Account Number:

Transaction Code Number:

☐	CHECK HERE IF TENDERED SERIES B SHARES ARE BEING DELIVERED PURSUANT TO THE GUARANTEED DELIVERY PROCEDURES OUTLINED IN THE OFFER TO PURCHASE AND COMPLETE THE FOLLOWING:

Name of Registered Owner(s):

Date of Execution of Notice of Guaranteed Delivery:

Name of Institution that Guaranteed Delivery:

Account Number:

DESCRIPTION OF SERIES B SHARES TENDERED

Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank)	Number of Series B Share(s) Tendered

Total Shares Tendered

All tendering holders, by execution of this Letter of Transmittal, waive any right to receive any notice of the acceptance for tender of their Series B Shares. This Letter of Transmittal need not be completed by holders tendering Series B Shares by ATOP.

The names and addresses of the holders should be printed exactly as they appear on a security position listing such participant as the owner of the Series B Shares.

If you do not wish to tender your Series B Shares, you do not need to return this Letter of Transmittal or take any other action. Holders who do not tender their Series B Shares (or properly withdraw previously-tendered Series B Shares) prior to the Expiration Date will continue to hold their Series B Shares after the settlement of the Series B Offer.

Ladies and Gentlemen:

Upon the terms and subject to the conditions of the Offer to Purchase and this Letter of Transmittal, the undersigned hereby tenders to the Company the number of Series B Shares indicated above. Subject to, and effective upon, the acceptance for purchase of the Series B Shares tendered in accordance with this Letter of Transmittal, the undersigned hereby assigns and transfers to, or upon the order of, the Company, all right, title and interest in and to the Series B Shares tendered hereby.

The undersigned hereby irrevocably constitutes and appoints the Depositary as its true and lawful agent and attorney-in-fact (with full knowledge that the Depositary also acts as the agent of the Company) with respect to the tendered Series B Shares, with full power of substitution to (i) transfer ownership of such Series B Shares on the account books maintained by DTC together with all accompanying evidences of transfer and authenticity to, or upon the order of, the Company and (ii) present such Series B Shares for transfer on the books of the registrar and receive all benefits and otherwise exercise all rights of beneficial ownership of such Series B Shares, all in accordance with the terms of the Offer to Purchase. The power of attorney granted in this paragraph shall be deemed irrevocable and coupled with an interest.

The undersigned acknowledges and agrees that a tender of Series B Shares pursuant to any of the procedures described in the Offer to Purchase and in the instructions hereto and an acceptance of such Series B Shares by the Company will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Offer to Purchase. For purposes of the Series B Offer, the undersigned understands that the Company will be deemed to have accepted for purchase validly tendered Series B Shares if, as and when the Company gives oral or written notice thereof to the Depositary.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Series B Shares tendered hereby and when such tendered Series B Shares are accepted for purchase by the Company pursuant to the Series B Offer, the Company will acquire good title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right. The undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary or by the Company to be necessary or desirable to complete the sale, assignment and transfer of the Series B Shares tendered hereby.

The undersigned shall indemnify and hold harmless each of the Company, the Information Agent and the Depositary (each, an “Indemnified Party”) against any losses, claims, damages or liabilities, joint or several, to which any Indemnified Party may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon a breach of the foregoing representations and warranties and will reimburse any Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim as such expenses are incurred.

The undersigned understands that none of the Company, the Depositary, the Information Agent or any other person is under any duty to give notification of any defects or irregularities in the tender of any Series B Shares or will incur any liability for failure to give such notification.

Notwithstanding any other provision of the Series B Offer, the undersigned understands that the Company’s obligation to accept for purchase Series B Shares that are validly tendered and not properly withdrawn pursuant to the Series B Offer is subject to, and conditioned upon, the satisfaction of or, where applicable, its waiver of the conditions set forth in the Offer to Purchase under “The Offers—Terms of the Offers,” “—Conditions of the Offers,” “—Determination of Validity,” and “—Acceptance for Payment and Payment for Preferred Shares” in the Offer to Purchase, on or prior to the Expiration Date.

The undersigned understands that the Company reserves the right, subject to applicable law, to waive any and all conditions of the Series B Offer on or prior to the Expiration Date, extend or terminate the Series B Offer, or otherwise amend the Series B Offer.

The undersigned understands and acknowledges that tenders of Series B Shares pursuant to any of the procedures described in the Offer to Purchase and acceptance of these Series B Shares by the Company for purchase will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Series B Offer in effect on the Expiration Date.

No authority conferred or agreed to be conferred by this Letter of Transmittal shall be affected by, and all such authority shall survive, the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

All questions as to the form of all documents and the validity (including time of receipt) and acceptance of tenders and withdrawals of Series B Shares will be determined by the Company, in its sole discretion, and such determination shall be final and binding, subject to the rights of holders to challenge the Company’s determination in a court of competent jurisdiction.

Unless otherwise indicated herein under “Special Payment Instructions,” the check for payment of the purchase price for Series B Shares tendered or accepted for payment shall be issued in the name(s) of the registered holder(s) appearing under “Description of Series B Shares Tendered.” Similarly, unless otherwise indicated under “Special Delivery Instructions,” the check for payment of the purchase price for Series B Shares tendered or accepted for payment (and accompanying documents, as appropriate) shall be mailed to the address(es) of the registered holder(s) appearing under “Description of Series B Shares Tendered.” The undersigned hereby request(s) that any Series B Shares not tendered or not accepted for purchase be issued in the name(s) of, and be returned by book-entry transfer, by credit to the account of DTC. The undersigned recognizes that the Company has no obligation pursuant to the “Special Payment Instructions” to transfer any Series B Shares from the name of the registered holder(s) thereof if the Company does not accept for payment any of the Series B Shares so tendered.

NOTE: SIGNATURE MUST BE PROVIDED BELOW.

SPECIAL PAYMENT INSTRUCTIONS (See Instruction 6)

To be completed ONLY if the check for payment of the purchase price of Series B Shares accepted for payment are to be issued in the name of someone other than the undersigned, or if Series B Shares tendered hereby and delivered by book-entry transfer which are not purchased are to be returned by crediting them to an account at DTC other than the account designated above.

Issue:    ☐  Check

Name:
(Please Print)

Address:

(Include Zip Code)

(Taxpayer Identification or Social Security Number) (See Substitute Form W-9 Included Herewith)

Check and complete if applicable:

☐ Credit Series B Shares delivered by book-entry transfer and not purchased to the account set forth below:

DTC Account Number:

SPECIAL DELIVERY INSTRUCTIONS (See Instruction 6)

To be completed ONLY if the check for payment of the purchase price of Series B Shares accepted for payment are to be sent to someone other than the undersigned or to the undersigned at an address other than that above.

Mail:    ☐  Check

Name:
(Please Print)

Address:

(Include Zip Code)

DESIGNATION OF SOLICITING BROKER

(See Instruction 13)

To be completed only if (1) the aggregate number of Preferred Shares being tendered by you (pursuant to this Letter of Transmittal and by any other means) is 10,000 or fewer and (2) you wish to designate a soliciting dealer as eligible to receive a Soliciting Dealer Fee.

Name of Soliciting Dealer:
(Please Print)

Address of Soliciting Dealer:
(Include Zip Code)

PLEASE SIGN HERE

(Complete Accompanying Substitute Form W-9 or IRS Form W-8, as applicable)

This Letter of Transmittal must be signed by a participant in DTC exactly as such participant’s name appears on a security position listing as the owner of the Series B Shares. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below under “Capacity” and submit evidence satisfactory to the Company and the Depositary of such person’s authority to so act. See Instruction 5.

Signature(s) of Holder(s)

Date:

Name(s):

(Please Print)

Capacity (full title):

Address:

(Please Include Zip Code)

(Area Code) Telephone Number:

Taxpayer Identification or Social Security No.:

GUARANTEE OF SIGNATURE(S)

(If Required — See Instruction 1)

(Authorized Signature)

(Name(s)) (Please print)

(Name of Firm)

(Title)

(Address, include Zip Code)

(Daytime Area Code and Telephone Number)

Dated: , 2011

PAYER’S NAME: BNY Mellon Shareowner Services
SUBSTITUTE FORM W-9 Department of the Treasury Internal Revenue Service Payer’s Request for Taxpayer Identification Number (“TIN”)	Part 1 — PLEASE PROVIDE YOUR TIN IN THE SPACE AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW. IF AWAITING A TAXPAYER IDENTIFICATION NUMBER, CHECK THE BOX IN PART 3	Social Security Number(s) OR Employer Identification Number(s)

Part 2 — Certification — Under penalties of perjury, I certify that:

(1)    The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me);

(2)    I am not subject to backup withholding because (a) I am exempt from withholding or (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3)    I am a U.S. citizen or other U.S. person (including a U.S. resident alien).

Part 3 — Awaiting TIN ☐ Part 4 — Exempt TIN ☐

Certification Instructions — You must cross out item (2) in Part 2 above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax returns. However, if after being notified by the IRS stating that you were subject to backup withholding you received another notification from the IRS stating you are no longer subject to backup withholding, do not cross out item (2). If you are exempt from backup withholding, check the box in Part 4.

Signature:                                                                                   Date:                                         , 2011

Name:

(Please Print)

Address:

(Please Print)

NOTE:	FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING AT THE CURRENT RATE OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL INFORMATION.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE

BOX IN PART 3 OF SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me and that either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number to the Depositary by the time of payment, 28% of all reportable payments made to me will be withheld until I provide a number, and that if I do not provide my taxpayer identification number within 60 calendar days, such retained amounts shall be remitted to the Internal Revenue Service as backup withholding.

Signature:                                                                                                                Date:                        , 2011

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Offer

1.    Guarantee of Signatures. Except as otherwise provided below, all signatures on this Letter of Transmittal must be guaranteed by a firm that is a member of a registered national securities exchange or the Financial Industry Regulatory Authority, Inc., or by a commercial bank or trust company having an office or correspondent in the United States that is a participant in an approved Signature Guarantee Medallion Program (each of the foregoing being referred to as an “Eligible Institution”). Signatures on this Letter of Transmittal need not be guaranteed if (a) this Letter of Transmittal is signed by the registered holder(s) of the Series B Shares tendered herewith, or by a participant in DTC whose name appears on a security position listing as the owner of the Series B Shares, and neither has completed the box entitled “Special Payment Instructions,” or (b) such Series B Shares are tendered for the account of an Eligible Institution. See Instruction 5.

2.    Delivery of this Letter of Transmittal, Book-Entry Confirmations and Notice of Guaranteed Delivery. This Letter of Transmittal is to be used by each holder of Series B Shares for delivery of Series B Shares to be made by book entry transfer. The tender by a holder that is not withdrawn prior to the Expiration Date will constitute a binding agreement between the holder and the Company in accordance with the terms and subject to the conditions of the Series B Offer. If you are not a registered holder of Series B Shares, please contact your broker, bank or other nominee for further instructions.

Stockholders who cannot complete the procedures for book-entry transfer prior or time will not permit all required documents to reach the Depositary prior to the Expiration Date may tender their Series B Shares by properly completing and duly executing the Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase. Pursuant to those procedures, (a) tender must be made by or through an Eligible Institution, (b) the Depositary must receive by hand, overnight courier, facsimile transmission or mail, prior to the Expiration Date, a properly completed and duly executed Notice of Guaranteed Delivery in the form provided with the Offer to Purchase including, a signatory guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery, if required and (c) the Depositary must receive within the period of three New York Stock Exchange trading days after the date of execution of that Notice of Guaranteed Delivery, confirmation of book-entry transfer of the Series B Shares into the Depositary’s account, together with all other required documents and either a Letter of Transmittal, which has been properly completed and duly executed and includes all signature guarantees required, or an Agent’s Message.

If you want to tender Series B Shares that you beneficially own but you hold those Series B Shares through a broker, bank or other nominee, you should contact the broker, bank or other nominee promptly and instruct it to tender your Series B Shares on your behalf.

The method of delivery of Series B Shares, the Letter of Transmittal and all other required documents, including delivery through DTC, are at the option and risk of the tendering stockholder, and the delivery will be deemed made only when actually received by the Depositary (including, in the case of a book-entry transfer, receipt of a Book-Entry Confirmation). If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

3.    Receipt of Offer to Purchase; Power of Attorney. By tendering your Series B Shares in accordance with the procedures described in the Offer to Purchase and the Letter of Transmittal, you acknowledge you have received the Offer to Purchase. You irrevocably constitute and appoint the Depositary as your agent and attorney-in-fact, with full power and authority in your name, place and stead, with full knowledge that the Depositary is also acting as the agent of the Company in connection with the Series B Offer, as your true and lawful representative, attorney-in-fact and agent with respect to the tendered Series B Shares, with full power of substitution, such power of attorney being deemed to be an irrevocable power coupled with an interest, subject only to the right of withdrawal described in the Offer to Purchase, to (1) deliver the tendered Series B Shares to the Company, together with all accompanying evidences of transfer and authenticity, upon receipt by the Depositary, as its agent, of the purchase price to be paid for the tendered Series B Shares, (2) present the tendered Series B Shares for transfer, and to transfer the tendered Series B Shares on the account books maintained by DTC to, or upon the order of, the Company, (3) present the tendered Series B Shares for transfer, and to transfer the tendered Series B Shares on the books of the Company, and (4) receive all benefits and otherwise exercise all rights of ownership of the tendered Series B Shares, all in accordance with the terms and conditions of the Series B Offer. Such appointment will be automatically revoked if the Company does not accept for payment Series B Shares that a holder has tendered.

4.    Withdrawal Procedures. Holders who wish to exercise their right of withdrawal with respect to the Series B Offer must give written notice of withdrawal.

If Series B Shares are held through a broker, bank or other nominee in book-entry form, a withdrawal of Series B Shares will be effective if the broker, bank or other nominee complies with the appropriate procedures of DTC prior to the Expiration Date or, if the holder’s Series B Shares are not previously accepted for payment by the Company, after the expiration of 40 business days after the commencement of the Offer. Any notice of withdrawal must identify the beneficial owner of the Series B Shares to be withdrawn, including the beneficial owner’s name and account number and the account at DTC to be credited and otherwise comply with the procedures of DTC.

Any Series B Shares withdrawn will be deemed not to have been validly tendered for purposes of the Series B Offer and no cash consideration will be issued in payment unless the Series B Shares so withdrawn are validly re-tendered.

5.    Signatures on this Letter of Transmittal. If this Letter of Transmittal is signed by a participant in DTC whose name is shown as the owner of the Series B Shares tendered hereby, the signature must correspond with the name shown on the security position listing as the owner of the Series B Shares.

If any of the Series B Shares tendered are held of record by two or more persons, all such persons must sign the Letter of Transmittal.

If any of the Series B Shares tendered are registered in different names, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations.

If this Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company and the Depositary of the authority of such persons to act must be submitted.

6.    Special Payment Instructions. Tendering holders should indicate in the applicable box or boxes the name and address to which the payment of the offer price for Series B Shares accepted for payment is to be issued ONLY if such payment is to be made to the order of someone other than the person or persons whose signature(s) appear(s) within this Letter of Transmittal or issued to an address different from that shown in the box entitled “Description of Series B Shares Tendered” within this Letter of Transmittal. In the case of issuance in a different name, the taxpayer identification or social security number of the person named must also be indicated.

7.    Transfer Taxes. The Company will pay all transfer taxes applicable to the purchase and transfer of Series B Shares pursuant to the Series B Offer.

Additionally, if the holder owns the Series B Shares through a broker, bank or other nominee, and the broker, bank or other nominee tenders the shares on the holder’s behalf, the broker, bank or other nominee may charge the holder a fee for doing so. The holder should consult the holder’s broker, bank or nominee to determine whether any charges will apply.

8.    Requests for Assistance or Additional Copies. Any questions, requests for assistance and requests for additional copies of the Offer to Purchase or this Letter of Transmittal should be directed to the Information Agent at the address and telephone numbers listed on the back cover of this Letter of Transmittal.

9.    Irregularities. All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of Series B Shares in the Series B Offer will be determined by the Company, in its sole discretion, and its determination will be final and binding. The Company reserves the absolute right to reject any and all tenders of Series B Shares in the Series B Offer that it determines are not in proper form or the acceptance for payment or purchase of which may, in the opinion of the Company, be unlawful. Subject to the applicable rules and regulations of the Securities and Exchange Commission, the Company also reserves the right to waive, prior to the Expiration Date, in its sole discretion, any of the conditions to the Series B Offer, including the right to waive any defect or irregularity in the tender of any Series B Shares in the Series B Offer. No tender of Series B Shares will be deemed to have been made until all defects and irregularities in the tender of such shares in the Series B Offer have been cured or waived. None of the Company, the Dealer Managers, the Information Agent or the Depositary or any other person will be under any duty to give notification of any defects or irregularities in the tender of any Series B Shares in the Series B Offer, nor will any of them incur any liability for failure to give any such notification. The Company’s interpretation of the terms or conditions of the Series B Offer (including this Letter of Transmittal) will be final and binding.

10.    Waiver of Conditions. Subject to the applicable rules and regulations of the Securities and Exchange Commission, the Company reserves the right to waive certain conditions enumerated in the Offer to Purchase.

11.    Inadequate Space. If the space provided in the above “Description of Series B Shares Tendered” box is inadequate, the number of Series B Shares and any other required information should be listed on a separate signed schedule and attached to this Letter of Transmittal.

12.    Backup Withholding and Information Reporting. Under U.S. federal income tax laws, the Depositary will be required to withhold a portion of the amount of any payments made to certain holders pursuant to the Series B Offer unless each tendering holder that is a U.S. citizen, resident or entity, and, if applicable, each other U.S. payee, provides the Depositary (as payor) with such holder’s or payee’s correct taxpayer identification number (“TIN”) and certifies that such holder or payee is not subject to such backup withholding by completing an IRS Form W-9 or the Accompanying Substitute Form W-9. Certain holders or payees (including, among others, corporations, non-resident foreign individuals and foreign entities) are not subject to these backup withholding and reporting requirements provided such holder provides a proper certificate exempting such holder from backup withholding. A tendering holder who is a foreign individual or a foreign entity should complete, sign, and submit to the Depositary the appropriate IRS Form W-8. Such forms may be obtained from the Depositary or at the IRS website, www.irs.gov.

All tendering holders are urged to consult their own tax advisors to determine whether they are exempt from these backup withholding and reporting requirements.

Failure to complete an IRS Form W-9 or the Accompanying Substitute Form W-9 will not, by itself, cause Series B Shares to be deemed invalidly tendered, but may require the Depositary to withhold a portion of the amount of any payments made pursuant to the Series B Offer.

13.    Soliciting Dealer Fee. With respect to any tender of Preferred Shares where the aggregate amount of Preferred Shares being tendered by the tendering holder and its affiliates and family members (whether in a single tender or in multiple tenders) is 10,000 or fewer Preferred Shares, we will pay the applicable soliciting dealer a fee equal to $0.125 for each Preferred Share that is validly tendered and accepted for payment (the “Soliciting Dealer Fee”). In order to be eligible to receive the Soliciting Dealer Fee, a properly completed Notice of Solicited Tenders must be delivered by the applicable soliciting dealer to the Information Agent on or prior to the Expiration Date. We will, in our sole discretion, determine whether a soliciting dealer has satisfied the criteria for receiving a Soliciting Dealer Fee (including, without limitation, the submission of the appropriate documentation without defects or irregularities and in respect of bona fide tenders).

A soliciting dealer is a retail broker designated in a valid Notice of Solicited Tenders that solicited or assisted in arranging a tender of Preferred Shares pursuant to the Offers and is: (i) a broker or dealer in securities and a member of a national securities exchange in the United States or of FINRA; or (ii) a bank or trust company located in the United States.

Soliciting dealers will be eligible to receive the Soliciting Dealer Fee even when the activities of soliciting dealers in connection with the Offers consist solely of forwarding to clients materials relating to the Offers and tendering or arranging for the tender of Preferred Shares on behalf of the beneficial owners thereof. Each soliciting dealer will be required to confirm that each holder of Preferred Shares that it solicits has received a copy of the Offer to Purchase or concurrently with such solicitation was provided with a copy of the Offer to Purchase. No soliciting dealer is required to make any recommendation to holders of Preferred Shares as to whether to tender or refrain from tendering in response to the Offers. No assumption will be made, in paying the Soliciting Dealer Fee to any soliciting dealer, that the soliciting dealer’s activities in connection with the Offers included any activities other than those described in this paragraph.

A soliciting dealer is not entitled to a Soliciting Dealer Fee:

(a)	with respect to Preferred Shares beneficially owned by the soliciting dealer or by any affiliate of the soliciting dealer; or

(b)	with respect to Preferred Shares that are registered in the name of the soliciting dealer, unless those Preferred Shares are held by the soliciting dealer as a nominee and are tendered on behalf of the beneficial owner of those Preferred Shares; or

(c)	with respect to Preferred Shares tendered by the holder of record, for the account of that holder, unless the tendering holder designates the soliciting dealer for this purpose in the Letter of Transmittal; or

(d)	with respect to Preferred Shares that for any reason are not accepted for payment and purchased pursuant to the Offers; or

(e)	if the soliciting dealer is an affiliate of (i) the Company, (ii) any officer or director of the Company or (iii) any beneficial owner of 5% or more of the outstanding shares of our common stock.

Soliciting dealers should take care to ensure that proper records are kept to document their entitlement to any Soliciting Dealer Fee. We and the Information Agent reserve the right to require additional information at our discretion, as deemed warranted, to confirm such entitlement.

This Letter of Transmittal, and any other required documents should be sent or delivered by each stockholder of the Company or his or her bank, broker, dealer, trust company or other nominee to the Depositary as follows:

The Depositary for the Offers is:

BNY Mellon Shareowner Services

By Mail: BNY Mellon Shareowner Services Attn: Corporate Actions Dept, 27th Fl. P.O. Box 3301 South Hackensack, NJ 07606	By Facsimile, for Eligible Institutions Only: (201) 680-4626 Confirmation of Facsimile Transmission Only: (201) 680-4860	By Hand or Overnight Courier: BNY Mellon Shareowner Services Attn: Corporate Actions Dept, 27th Fl. 480 Washington Boulevard Jersey City, NJ 07310

Delivery of this Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery to the Depositary.

Questions and requests for assistance may be directed to the Information Agent at the telephone number and location listed below. You may also contact your bank, broker, dealer, trust company or other nominee for assistance concerning the Series B Offer.

The Information Agent for the Offers is:

105 Madison Avenue

New York, New York 10016

(212) 929-5500 (Call Collect)

or

Call Toll-Free (800) 322-2885

Email: tenderoffer@mackenziepartners.com

The Joint Lead Dealer Managers for the Offers are:

Deutsche Bank Securities

60 Wall Street

New York, NY 10005

Attention: Liability Management Group

Collect: (212) 250-7527

Toll Free: (855) 287-1922

BofA Merrill Lynch

214 North Tryon Street, 17th Floor

Charlotte, NC 28255

Attention: Debt Advisory Services

U.S. Toll Free: (888) 292-0070

Collect: (980) 683-3215